[FORM OF]

THIS AMENDED AND RESTATED 12% UNSECURED PROMISSORY NOTE (THE “12% PROMISSORY NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS 12% PROMISSORY NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO RCI HOSPITALITY HOLDINGS, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO RCI HOSPITALITY HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

Original Issue Date:                          November 1, 2023
Original Principal Amount:                     $__________

AMENDED AND RESTATED 12% UNSECURED PROMISSORY NOTE

    FOR VALUE RECEIVED, RCI HOSPITALITY HOLDINGS, INC., a Texas corporation, having its principal place of business at 10737 Cutten Road, Houston, Texas 77066 (the “Company” or the “Maker”) promises to pay to the order of _________________________, or its registered assigns (the “Holder”), the principal sum of $_____________ (the “Original Principal Amount”) on the four (4) year anniversary of the Original Issue Date hereof, being November 1, 2027, or such earlier date as this Promissory Note (the “12% Promissory Note”) is required or permitted to be repaid as provided hereunder, whether by acceleration or otherwise (such four (4) year anniversary date, the “Maturity Date”), and to pay interest (computed on a “simple interest” basis and on the basis of a 365/366 day year) on the unpaid principal balance of this 12% Promissory Note, from and after the date hereof until maturity, at the rate of twelve percent (12%) per annum (the “Annual Interest Rate”).

    On October 31, 2023, the Holder’s 12% Unsecured Promissory Note in the original principal amount of $_________ by and between the Company and the Holder, dated October 12, 2021, was returned and cancelled, and the remaining principal amount ($___________) was applied toward the purchase of this 12% Promissory Note.

This 12% Promissory Note is an unsecured obligation of the Company and is subject to the following additional provisions:

1.    Terms of this 12% Promissory Note.
1.1    Principal and Interest Payments. The Company shall pay to the Holder, in good funds, the Original Principal Amount and interest on this 12% Promissory Note in 47 equal monthly payments of principal and interest, at the Annual Interest Rate, in the amount of $_________, based on a 10 year amortization schedule, payable in arrears, with the initial payment of principal and interest being due and payable on December 1, 2023, with each succeeding principal and interest payment being due and payable on the 1st day of each calendar month thereafter until the Maturity Date, on which date the final payment of principal and accrued interest under this 12% Promissory Note, $__________, will be due.
1.2    Payments. Payment of any sums due to the Holder under the terms of this 12% Promissory Note shall be made in United States Dollars by check or wire transfer at the option of the Company. Payment shall be made at _______________________________________. If any payment hereunder would otherwise become due and payable on a day on which banks are
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closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas ("Business Day"). The forwarding of such funds shall constitute a payment of outstanding principal and/or interest hereunder and shall satisfy and discharge the liability for principal and/or interest on this 12% Promissory Note to the extent of the sum represented by such payment.

1.3    Prepayment. This 12% Promissory Note may be prepaid by the Company, in whole or in part, without the prior consent of the Holder.
1.4    Waivers. Except as otherwise provided in this 12% Promissory Note, Maker waives presentment, demand, protest and notice of every kind whatsoever. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this 12% Promissory Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this 12% Promissory Note shall be made pursuant to the provisions of Section 3.2.
1.5    Conformance with Laws. Notwithstanding any other term of this 12% Promissory Note to the contrary, it is the intention of the Maker and the Holder to conform strictly to any applicable usury laws. Accordingly, if the Holder contracts for, charges or receives any consideration that constitutes interest in excess of the maximum rate permitted by applicable law (the “Maximum Rate”), then such excess will be canceled automatically and if previously paid will, at the Holder’s option, be applied to the outstanding principal amount under this 12% Promissory Note or refunded to the Maker. In determining whether any interest exceeds the Maximum Rate, such interest will, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the term of this 12% Promissory Note. All agreements made in this 12% Promissory Note are expressly limited so that in no event whatsoever, whether by reason of advancement of the proceeds of this 12% Promissory Note, acceleration of maturity of the unpaid balance of this 12% Promissory Note or otherwise, will the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced under this 12% Promissory Note exceed an amount calculated at the Maximum Rate. If any circumstances whatsoever, including the fulfillment of any provision of this 12% Promissory Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced by this 12% Promissory Note, will involve the payment of interest in excess of an amount calculated at the Maximum Rate, then, ipso facto, the obligation to pay interest under this 12% Promissory Note will be reduced to such amount. This Section 1.5 will control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and the Holder with respect to the indebtedness evidenced by this 12% Promissory Note.
2.    Events of Default, Security and Remedies.
2.1    DEFAULT. Each of the following constitutes an event of default (“Event of Default”) under this 12% Promissory Note:

(a)    Maker fails to make any principal or interest payment when due under this 12% Promissory Note;

(b)    Any representation or warranty made or deemed made by Maker in this 12% Promissory Note or in any certificate, report, notice, or statement furnished at any time in connection with this 12% Promissory Note is false or misleading in any material respect on the date when made or deemed to have been made;

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(c)    Maker shall fail to perform, observe, or comply with any covenant, agreement or term contained in this 12% Promissory Note and such failure continues, without cure, for twenty (20) business days after written notice to Maker;

(d)    Maker shall commence a voluntary proceeding seeking liquidation, reorganization, dissolution or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing;

(e)    An involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days after commencement; or

(f)    The declaration of an event of default under any other note obligation of the Company in excess of $2,500,000, which default is not cured within any applicable grace period.

2.2    Cure Provisions.

(a)    In the event of a default in payment as set forth in Section 2.1(a), such default may be cured if Maker cures the default within fourteen (14) days after the due date of any such payment.

(b)If any default, other than a default in payment is curable, it may be cured if Maker, after receiving written notice from Holder demanding cure of such default: (i) cures the default within twenty (20) business days; or (ii) if the cure requires more than twenty (20) business days, immediately initiates steps which Holder deems in Holder’s discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

2.3Default Interest. Maker agrees that if Maker shall default in the payment of any payment required hereunder, whether payment of principal or interest, the Maker promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate (the “Default Rate”) of the lesser of (i) 18% per annum; and (ii) the maximum nonusurious rate permitted by applicable law.

2.4    Remedies. In case any one or more of the Events of Default specified in Section 2.1 has occurred, Holder will have the right to accelerate payment of the entire principal of, and all interest accrued on, this 12% Promissory Note, and, upon such acceleration, this 12% Promissory Note will thereupon become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and the Maker will forthwith pay to the Holder the entire outstanding principal of, and interest accrued on, this 12% Promissory Note. If an Event of Default specified in Section 2.1(d) above occurs with respect to the Maker, all principal and accrued and unpaid interest thereon will be immediately due and payable on the 12% Promissory Note without any declaration or other act on the part of the
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Holder. The Holder may rescind such acceleration if the existing Event of Default has been cured or waived.
2.5    Attorney’s Fees; Expenses. Holder may hire an attorney to help collect this 12% Promissory Note if Maker does not pay, and Maker will pay all costs and expenses, including without limitation, reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this 12% Promissory Note.

3.    Miscellaneous.

3.1    Jurisdiction. Any action or proceeding seeking to enforce any provision of this 12% Promissory Note must be brought in any of the courts of the State of Florida sitting in Dade County, or, if it has or can acquire jurisdiction, in the United States District Court in Florida, sitting in Dade County, and each of the Maker and the Holder consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue in such courts. If the Holder commences any action or proceeding seeking to enforce any provision of this 12% Promissory Note in any other jurisdiction, then the Maker will be entitled to have such action or proceeding transferred to one of the jurisdictions described above, or, if such transfer may not be accomplished under applicable law, then to have such action or proceeding dismissed without prejudice.

3.2    Amendment and Waiver. Any waiver or amendment to this 12% Promissory Note shall be in writing signed by the Holder and the Maker. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

    3.3    Notices. Any notice, consent, or other communication required or permitted to be given under this 12% Promissory Note to the Maker or the Holder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or nationally recognized overnight air courier guaranteeing next day delivery as follows:

(a)if to Holder:        ___________________
        ___________________
                ____________________
                __________________

    (b)    If to Maker:                RCI Hospitality Holdings, Inc.
                        Attn: Eric Langan, President/CEO
                        10737 Cutten Road
                        Houston, Texas 77066

Any such notice, consent, or other communication shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

    3.4    Governing Law. This 12% Promissory Note will be governed by the laws of the State of Florida without regard to the conflicts of law principles of any jurisdiction.
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    3.5    Listing of Registered Holder of 12% Promissory Note. This 12% Promissory Note will be registered as to the Original Principal Amount in the Holder’s name on the books of the Company at its principal office in Houston, Texas (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

    3.6    Registered Holder Not Deemed a Stockholder.    No Holder, as such, of this 12% Promissory Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this 12% Promissory Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

3.7    Restrictions Against Transfer or Assignment. This 12% Promissory Note may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the 12% Promissory Note has been duly and effectively registered for resale under the Act and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer. Any transfer otherwise permissible hereunder shall be made only at the principal office of the Company upon surrender of this 12% Promissory Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, if any, and upon any such transfer a new 12% Promissory Note will be issued to the transferee in exchange therefor. The transferee of this 12% Promissory Note shall be bound by the provisions hereof. The register of the transfer of this 12% Promissory Note shall occur upon the delivery of this 12% Promissory Note, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent. Each 12% Promissory Note instrument issued upon the transfer of this 12% Promissory Note shall have the restrictive legend contained herein conspicuously imprinted on it.
3.8    Entire Agreement. This 12% Promissory Note constitutes the entire agreement of the Maker and the Holder with respect to the subject matter contained in this 12% Promissory Note and supersedes all prior agreements and undertakings between the Maker and the Holder with respect to the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for in this 12% Promissory Note.
3.9    Severability. If any term, provision, covenant, agreement or restriction of this 12% Promissory Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, agreements and restrictions of this 12% Promissory Note will continue in full force and effect and will in no way be affected, impaired or invalidated.
[SIGNATURE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, RCI Hospitality Holdings, Inc. has caused this Amended and Restated 12% Unsecured Promissory Note to be duly executed in its corporate name by the manual signature of its President.

MAKER:

RCI Hospitality Holdings, Inc.,
a Texas Corporation

By:
Eric Langan, President

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